UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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SONOMA PHARMACEUTICALS, INC.
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Notice of 2017 Annual Stockholders’ Meeting and Proxy Statement	Friday, September 8, 2017 at 10 a.m.

1129 N. McDowell Blvd.,

Petaluma, California 94954

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

July 27, 2017

Dear Fellow Stockholder of Sonoma Pharmaceuticals, Inc.:

It has been almost three years since we changed our business strategy – focusing on the U.S. dermatology market and growing a direct sales force. During fiscal year 2017, we continued on this path and are pleased to report that fiscal year 2017 was our third year of growth in this sector. Some of the highlights from this past fiscal year include: (1) increased product revenue by 48%; (2) the sale of our lower margin Latin America business for $22 million; and (3) re-branding our company to Sonoma Pharmaceuticals, Inc.

Our annual revenue, totaling $12.8 million has increased by 37%, and more specifically our product revenue has increased by 48% to $12 million. Additionally, our U.S. product revenue increased by 51% to $6.6 million. This increase was primarily a result of our higher sales of dermatology products due to our many new product launches and our growth in existing products during this last fiscal year. Our balance sheet for fiscal year 2017 also improved greatly. As a result of the sale of our Latin America business for $22 million, our cash position at the end of the year was strong with cash of $17.5 million.

As of March 31, 2017, our international business, animal healthcare, and advanced tissue care, were all breakeven. We expect these businesses to continue to provide cash to grow our U.S. dermatology business, especially with our new partnerships with PetSmart, Inc. and Manna Pro Products, LLC. We also had noticeable gains in our dermatology business, including a net revenue increase of 87% to $2.2 million as compared to last fiscal year and the number of prescriptions filled increased by 86% as compared to last fiscal year.

Another big event this year was changing our name from Oculus Innovative Sciences, Inc. to Sonoma Pharmaceuticals, Inc. This new name aligns our identity with our strategic initiative as a specialty pharmaceutical company.

As we look forward to the future, our key areas of focus will be maximizing the efficiency of our direct sales force, launching new and growing our current products, and driving to breakeven and profitability.

1. Expand our Dermatology Sales Force: Three years ago, we relied exclusively on distributors and contract salesforce to market and sell our products, but with our growing number of professional salespeople we are able to sell our own products and increase revenue. During this last fiscal year, we added 13 sales representatives and one senior sales manager to our sales team, bringing our sales team total to 35 members with 30 sales representatives and five senior sales managers. All 35 members of our sales team are highly experienced salespeople, with the average salesperson having 10.3 years of dermatology experience. We will focus on the efficiency of our sales team to increase the number of prescriptions filled and to contribute enough income to propel us towards breakeven.

2. Launch and Grow New and Current Products: During fiscal year 2017, we launched four new dermatology products, including SebuDerm™, Ceramax™, Lasercyn™ Gel and Lasercyn™ Dermal Spray, bringing us to a total of eight dermatology products for the treatment of atopic and seborrheic dermatitis, scar management, surgical procedures, severe acne and “state of the art” skin repair technology. We also obtained three new FDA clearances, now totaling 16 overall. Our strong intellectual property portfolio consists of 63 issued patents and 33 patent applications pending.

We plan to launch our new FDA approved product Loyon® (a skin descaler currently marketed in Europe) in the upcoming months and have a strong product pipeline of several product line improvements, including a line extension of Ceramax™. All in all, we believe this could possibly be our best product line of new FDA approved dermatology and skincare products yet, and we believe our innovation plan will help lead us to profitability.

3. Incrementally Increase Products Prices: As of now, our prices are well below that of our competitors despite offering products we believe are superior to our competitors. We have and will continue to develop a unique product pricing strategy, recouping costs of rising insurance and rebate costs, which we believe solves many of the challenges associated with the prescription dermatology market’s current pricing and rebate programs.

4. Partnership opportunities: With the help of our newly hired Chief Strategy and Marketing Officer, Marc Umscheid, we believe that we will complete additional international transactions, which will generate revenue and cash related to that revenue. Looking forward, we will continue to seek international approvals and expect to obtain up to seven dermatology product approvals in Brazil, which is the world’s second biggest market for beauty products and the world’s third biggest market for plastic surgery and dermatology procedures. These types of transactions will contribute to the achievement of breakeven.

We would like to thank each and every stockholder, new and old, for believing in Sonoma. We intend to continue implementing our turn-around strategy, and more, in the hope of generating growth for the company and ultimately in stockholder value.

This year, our Annual Meeting of Stockholders will be held at 10:00 a.m. Pacific Daylight Time, on Friday, September 8, 2017, at our offices located at 1129 N. McDowell Blvd., Petaluma, California, 94954.

We look forward to seeing you there and thank you for your continued support.

Jim Schutz	Robert Miller
Chief Executive Officer	Chief Financial Officer and Chief Operations Officer

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

Dear Fellow Stockholder:

The Board of Directors takes its role as representative of the Company seriously and believes that accountability and stockholder communication is vital to the ongoing growth of the Company.

Pursuant to this, you are cordially invited to attend the 2017 Annual Meeting of Stockholders of Sonoma Pharmaceuticals, Inc. The meeting will be held at 10 a.m. PDT, on Friday, September 8, 2017, at our offices located at 1129 N. McDowell Blvd, Petaluma, California 94954.

The formal notice of the 2017 Annual Meeting and proxy statement have been made a part of this invitation.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as the Notice you received in the mail. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2017 Annual Report for the fiscal year ended March 31, 2017. We encourage you to read our 2017 Annual Report. It includes our audited financial statements and provides information about our business.

The proxy statement and the 2017 Annual Report are also available at www.proxyvote.com and our website at www.ir.sonomapharma.com/annuals.cfm, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@sonomapharma.com.

We look forward to seeing you at our Annual Meeting. Thank you for your ongoing support of, and continued interest in Sonoma.

Sincerely,

Notice of 2017 Annual Meeting of Stockholders

Friday, September 8, 2017 10:00 a.m., Pacific Time

1129 N. McDowell Blvd., Petaluma, CA 94954

We are pleased to invite you to join our Board of Directors, management and other stockholders for our 2017 Annual Meeting of Sonoma Pharmaceuticals, Inc. The meeting will be held at our offices located at 1129 N. McDowell Blvd., in Petaluma, California 94954, at 10:00 a.m. PDT on Friday, September 8, 2017. The purposes of the meeting are:

•	To elect one Class III Director, Mr. Jerry McLaughlin, nominated by our Board of Directors, to serve until the 2020 Annual Meeting of Stockholders;

•	To consider and vote on whether to approve, on an advisory, the compensation of our Named Executive Officers;

•	To ratify the appointment of Marcum, LLP as our independent auditors for the fiscal year ending March 31, 2018;

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Our Board of Directors recommends you vote “FOR” each of the proposals, the election of one director nominee, the approval of our executive compensation, and the ratification of our independent auditors.

Only stockholders of record at the close of business on July 14, 2017, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices, 1129 N. McDowell Blvd., Petaluma, California 94954.

All stockholders are cordially invited to attend the 2017 Annual Meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2017 Annual Meeting. If you attend the 2017 Annual Meeting and vote in person, your proxy will be revoked and only your vote in person at the 2017 Annual Meeting will be counted.

The Proxy Statement and our Annual Report for the fiscal year ended March 31, 2017, are available at www.proxyvote.com or http://ir.sonomapharma.com/annuals.cfm/. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@sonomapharma.com

By Order of the Board of Directors,

Robert Miller

Chief Financial Officer and Corporate Secretary

Petaluma, California

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

The Notice and Access cards detailing the availability of this proxy statement and proxy card are being mailed to stockholders on or about July 28, 2017, and all proxy documents will be made available via www.proxyvote.com. It is important that you carefully review the proxy materials and follow the instruction below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting in person on September 8, 2017, please vote as soon as possible by using one of the following advance voting methods.

Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET*	Instructions:
24 hours a day / 7 days a week	1.	Read this Proxy Statement.
	2.	Go to the applicable website listed on your proxy card or voting instructions form.
	3.	Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.
VOTE BY TELEPHONE*	Instructions:
24 hours a day / 7 days a week	1.	Read this Proxy Statement.
	2.	Call the number listed on your proxy card or voting instructions form.
	3.	Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.
VOTE BY MAIL	Instructions:
	1.	Read this Proxy Statement.
	2.	Fill out, sign and date each proxy card or voting instruction form you receive and return it in the prepaid envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Sonoma will include instructions on how to vote via internet or telephone directly on your proxy voting card.

We encourage you to register to receive all future shareholder communications electronically, instead of print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

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Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their brokerage firm, bank or custodian. Beneficial owners should contact their bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2017 Annual Meeting:

Proposal	Recommendation
PROPOSAL 1 - Election of Directors	FOR
Election of one Class III director nominee, Mr. Jerry McLaughlin. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole.
PROPOSAL 2 - Advisory Vote to Approve Executive Compensation	FOR
The Say-on-Pay Proposal, to approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers for the year ended March 31, 2017, as described below in the section entitled “Compensation Overview.” The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Compensation Committee takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions.
PROPOSAL 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR

The Audit Committee has appointed Marcum LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2018. The Audit Committee and the Board believe that the retention of Marcum LLP is in the best interests of the Company and its stockholders.

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Questions and Answers

1.	What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the Annual Meeting. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2.	Who is entitled to vote at the 2017 Annual Meeting of Stockholders?

Only stockholders who were Sonoma Pharmaceuticals, Inc. stockholders of record at the close of business on July 14, 2017, or the Record Date, may vote at the 2017 Annual Meeting. As of the close of business on the Record Date, there were 4,301,463 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.	What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Sonoma’s transfer agent, Computershare, Inc., you are considered, with respect to those shares, a stockholder of record. As a shareholder of record, you will receive a Proxy Statement, Annual Report and proxy card directly from us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of your shares. As a beneficial owner, you will receive the Proxy Statement, Annual Report and voting instruction form forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the mailing. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

4.	What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

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5.	Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

6.	How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast.

If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect one Class III director nominee, Mr. Jerry McLaughlin;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on a non-binding advisory basis, the compensation paid to our Named Executive Officers;

•	“FOR” Proposal No. 3 to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

7.	Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2017 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2017 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2017 Annual Meeting.

8.	What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a bank, broker, or nominee holding shares of common stock for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposals No. 3 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory votes related to executive compensation. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2017 Annual Meeting.

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9.	What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the 2017 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 4,301,463 shares of our common stock outstanding. Votes “for” and “against,” “abstentions,” and broker “non-votes” will all be counted as present to determine whether a quorum has been established.

10.	Is cumulative voting permitted for the election of directors?

No, each stockholder may vote only the number of shares he or she owns for a single director candidate.

11.	What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the 2017 Annual Meeting, in person or by proxy, is required for the election of a nominee. Thus, assuming a quorum is present at the 2017 Annual Meeting, the one nominee who receives the most affirmative votes will be elected as a Class III director. Abstentions and broker “non-votes” will not have any effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the votes cast on the proposal at the 2017 Annual Meeting, in person or by proxy, is required to ratify our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018. Abstentions will have the practical effect of a vote to not ratify our selection. Because we believe that Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. If you are a beneficial owner holding shares through a broker, bank, or other nominee and you do not instruct your broker or bank, your broker or bank may cast a vote on your behalf for this proposal.

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Governance

Proposal No. 1 – Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Jerry McLaughlin for election at the 2017 Annual Meeting. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	Class I Director	2014	2018
	Russell Harrison	Class I Director	2014	2018
Class II
	Jay Birnbaum	Class II Director	2007	2019
	Jim Schutz	Chief Executive Officer and Class II Director	2004	2019
Class III
	Jerry McLaughlin	Class III Director	2013	2017

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2017 Annual Meeting is required to elect the nominee for director.

What am I voting on and what is the required vote?

Stockholders are being asked to elect one Class III Director nominee for a three-year term. The nominee is currently a director of Sonoma. Biographical and related information about all directors, including Mr. Jerry McLaughlin, who is the Nominee for this year’s election, is set forth below. Although the Board expects that the nominee will be available to serve as a director, if he should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate a substitute nominee and the proxies will be voted on such substitute nominee. The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of a nominee.

Your Board of Directors recommends a vote FOR the election of the director nominee, Mr. Jerry McLaughlin.

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Director Biographies and Qualifications

Below are the biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Sonoma.

Sharon Barbari Current Position: Director Since: Age: Committee Memberships:	Independent Director March 2014 63 Audit (Chair), Nominating and Corporate Governance

Ms. Barbari has served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics, Inc. from July 2009 to July 2017. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning.

Education:

●	B.S. in Accounting from San Jose State University

Special Knowledge, Skills, and Abilities:

Financial Background Ms. Barbari has worked in finance for over 40 years and has worked as a CFO for several companies. Ms. Barbari meets the SEC standard of “audit committee financial expert.”

Pharmaceutical Background

Ms. Barbari has worked in the pharmaceutical industry for most of her career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

Leadership

Ms. Barbari has more than 40 years of experience as a business leader. She has worked in important business roles for various companies as a Director of Strategic Planning, Vice President and CFO.

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Russell Harrison Current Position: Director Since: Age: Committee Memberships:	Independent Director February 2014 72 Audit, Nominating and Corporate Governance (Chair), Compensation

Mr. Harrison has served on our Board of Directors since February 2014. Mr. Harrison is the founding principal of The Leadership Group, LLC, a firm specializing in strategic change and executive coaching for U.S. and international companies, a position he has held since January 2012. From 2006 to 2012, he was employed by CoolSystems, Inc. d/b/a Game Ready, Inc. and was appointed as its President and Chief Executive Officer in 2007. Mr. Harrison has also served in the role of Chief Executive Officer for a number of publicly traded and private technology businesses in both the information technology and medical device technology sectors. From 1995 to 1997, he served as Chief Information Officer at SITA Telecommunications Holdings in Paris, where he led a team responsible for technology spanning more than 200 countries and territories. From 1991 to 1993, Mr. Harrison served as the first Chief Information Officer for McKesson Corporation, responsible for all computer technology-related activities. He also served as a Captain in the United States Marine Corps.

Education:

●	B.A. in Economics from the University of Southern California
●	MBA with honors from St. Mary’s College of California

Special Knowledge, Skills, and Abilities:

Business Development Mr. Harrison has an excellent track record building new companies and improving performance in underachieving businesses. He founded an executive leadership consulting company.

International Business

Mr. Harrison has extensive experience in global markets, having spent much of his career working internationally. He has worked for foreign-based companies, including companies with operations in over 200 countries.

Leadership

Mr. Harrison has served in several leadership and executive roles from serving as CEO and President, to Chief Information Officer. In addition, he is the founder of an executive leadership consulting company and has been a consultant to top executives.

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Jay Birnbaum Current Position: Director Since: Age: Committee Membership:	Independent Director April 2007 72 Audit

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he was responsible for the strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies. During 2015, Dr. Birnbaum co-founded Hallux, Inc. and serves as Hallux’ Chief Scientific Officer and member of the Board of Directors. He is currently an Executive Vice President of Thesan Pharmaceuticals, Inc.

Education:

●	B.S. in Biology from Trinity College in Connecticut
●	Ph.D. in Pharmacology from the University of Wisconsin

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Dr. Birnbaum has served on our Board for 10 years, and has gained a deep understanding of the workings and direction of the Company. He has successfully guided the Company through leadership and strategy transitions evidencing his commitment to the Company and his willingness to adapt to ensure its continued success.

Pharmaceutical Background

Dr. Birnbaum has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum also was the co-founder and former Chief Medical Officer of Kythera. Currently, he is the co-founder of Hallux, Inc. and serves as Chief Scientific Officer and Director.

Leadership

Dr. Birnbaum has extensive leadership experience in the pharmaceutical industry. He has co-founded a biopharmaceutical company, served on the board of directors for companies in the industry, as well as, serving on several scientific advisory boards in the life sciences field.

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Jim Schutz Current Position: Director Since: Age:	President, Chief Executive Officer, Director May 2004 54

Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. Prior to this appointment, he most recently held the position of our Chief Operating Officer and General Counsel, and has served in various other capacities as an executive officer of our Company since August 2003. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an internet/telecom company based in Palo Alto, California.

Education:

●	B.A. in Economics from the University of California, San Diego
●	J.D. from the University of San Francisco School of Law

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Schutz has been working for our Company for 15 years in various positions, and has gained a deep understanding of the workings and direction of our Company. Through his experience within the Corporation, Mr. Schutz has gained the knowledge, expertise, and ideas, to take Sonoma to higher levels as its President and Chief Executive Officer.

Legal Background

Mr. Schutz has significant legal experience. He

●        served as General Counsel to our Company from 2003 to 2012;

●        served as Jomed’s General Counsel from 2001 to 2003; and

●        served as General Counsel at Urban Media Communications Corporation from 1999 to 2001.

Mr. Schutz is able to consistently utilize his legal training and experience when making decisions in the best interest of the Company.

Leadership

Mr. Schutz has extensive leadership experience in our Company having served as its President, CEO and COO. Through these roles he has gained the insight into the unique management style that makes our Company successful.

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Jerry McLaughlin Current Position: Director Since: Age: Committee Membership:	Lead Independent Director March 2013 69 Compensation (Chair)

Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded, and until April 2016, served as Chairman of the Board and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007.

Education:

●	B.S. in Pharmacy from State University of New York at Buffalo

Special Knowledge, Skills, and Abilities:

Sales and Marketing Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry.

Healthcare Industry

Mr. McLaughlin has a depth of experience operating and serving as senior management in the scientific, software and medical device industry, including having positions of increasing authority at DataStream Medical Imaging Systems; DataFlow Information Systems and CompuMed, Inc.

Leadership Mr. McLaughlin has extensive leadership experience both as a director and executive at multiple companies. His range of experiences offers versatility and skill in many areas of leadership.

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Board Meetings

Our Board of Directors held 9 meetings in fiscal year 2017 and, in addition, took action from time to time by unanimous written consent. In fiscal year 2017, no incumbent director attended fewer than 75% of the total number of Board meetings (held during the period for which such director served) and average attendance of our incumbent directors at Board and applicable Committee meetings was 90%. The independent directors met regularly in executive sessions without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Our Chief Executive Officer and President, Mr. Jim Schutz, attended the 2016 Annual Meeting of Stockholders held on September 2, 2016.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.sonomapharma.com/governance.cfm. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below.

Name of Committee Member	Audit	Compensation	Nominating and Corporate Governance
Sharon Barbari	C		M
Jerry McLaughlin		C
Russell Harrison	M	M	C
Jay Birnbaum	M

C = Committee Chair

M = Member

Audit Committee

Sharon Barbari Committee Chair	Other committee Members: Jay Birnbaum, and Russell Harrison Meetings Held in Fiscal Year 2017: 5

Each of the members on the Audit Committee meets the independence standards for independent directors under the NASDAQ Listing Rules. Ms. Barbari meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has a written charter.

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Primary Function:

To assist the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Jerry McLaughlin Committee Chair	Other committee Members: Russell Harrison Meetings Held in Fiscal Year 2017: 13

Primary Function:

To assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominating and Corporate Governance Committee

Russell Harrison Committee Chair	Other committee Members: Sharon Barbari Meetings Held in Fiscal Year 2017: 1

Primary Function:

To identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

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Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—We determine independence using the definitions set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor.

The Board has determined that the following directors are independent:

•	Sharon Barbari;
•	Russell Harrison;
•	Jerry McLaughlin; and
•	Jay Birnbaum.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. There have been no relevant related party transactions meeting the disclosure requirements in this period.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

Board Leadership Structure

Since February 1, 2013, we have had separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Mr. Jim Schutz began serving as our Chief Executive Officer on February 1, 2013. The Board appointed Mr. Jerry McLaughlin to serve as the Lead Independent Director effective March 26, 2014. As Chief Executive Officer, Mr. Schutz manages the day-to-day affairs of the Company and, as Lead Independent Director, Mr. McLaughlin leads the Board meetings and leads the Board in overseeing management.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history, at times separating the positions of Chairman and Chief Executive Officer and at times combining the two. The Board believes that the right structure should be informed by the needs and circumstances of our Company, the Board and our stockholders, and we believe having an independent director lead the Board best serves these interests.

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Risk Oversight Management

The Board of Directors takes an active role, as a whole, and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee or the full Board of Directors. The Board has created in the past and plans to, when necessary in the future, create a Special Transaction Committee to review potential or actual conflicts of interest. Additional review or reporting on enterprise risks is conducted as needed, or as requested by the full Board of Directors, or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology and in other areas that are relevant to our activities.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Sonoma and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended the nominees for election included in this Proxy Statement.

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A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Sonoma’s Secretary, or any member of the Committee, in writing and include any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Sonoma’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s Proxy Statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. Please include your name and address in the written communication and indicate whether you are a stockholder of Sonoma. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

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Director Compensation

The following table sets forth the amounts and the value of other compensation earned or paid to our directors for their service in fiscal year 2017.

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2) (3)	All Other Compensation ($)(4)	Total ($)
Jim Schutz (5)	0	0	0	0
Sharon Barbari (8)	36,813	40,170 (6) (7)	16,073	93,056
Jay Birnbaum (9)	29,688	36,165 (6) (7)	14,475	80,328
Russell Harrison (10)	38,063	44,538 (6) (7)	17,827	100,428
Jerry McLaughlin (11)	34,063	49,910 (6) (7)	19,979	103,952

(1)	The table omits the columns, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings because our directors did not receive any of these compensation items in fiscal year 2017.

(2)	Represents the aggregate grant date fair value of stock awards granted during the fiscal year ended March 31, 2017, as computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The fair value of each stock award is determined on the date of grant by taking the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of grant.

(3)	Represents the aggregate grant date fair value of stock option awards granted during the fiscal year ended March 31, 2017, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the fiscal year ended March 31, 2017, on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on June 28, 2017. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2017.

(4)	All other compensation includes amounts paid in cash due to rounding and for tax gross-ups. Pursuant to our non-employee director compensation program, all elective and automatic stock grants are subject to a 40% tax gross up granted as an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of the grant.

(5)	As a Company employee, Mr. Schutz did not receive compensation for his service as a director during fiscal year ended March 31, 2017.

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(6)	Pursuant to our non-employee director compensation plan effective February 24, 2016, as amended, non-employee directors may elect to receive any fees, except for Audit Committee fees, in one of three ways at the director’s election: (1) in cash; (2) in options, or (3) as a stock grant. Stock grants vest immediately and the actual number of shares underlying the stock grant is determined by dividing the amount of the award due in cash by the closing price of our stock on the NASDAQ Capital Market on the day of the grant. All of our directors elected to receive a portion of their retainer in stock for the year ended March 31, 2017, and for the quarter ended March 31, 2016 which was granted on May 31, 2016, as indicated in the table below.

Name of Director	Amount in $	Number of Shares received in Lieu of Cash
Sharon Barbari	24,308	4,587
Jay Birnbaum	20,303	3,841
Russell Harrison	28,676	5,408
Jerry McLaughlin	34,047	6,436

As of March 31, 2017, our directors had the following aggregate numbers of granted and outstanding options, respectively: Mr. Schutz – 98,481, Mr. Harrison – 17,893, Ms. Barbari – 16,192, Mr. Birnbaum – 34,798, and Mr. McLaughlin – 29,224.

(7)	Pursuant to our non-employee director compensation plan, on the last business day of the month of February, each non-employee director is automatically granted 2,250 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. The annual stock grants are subject to a 40% tax gross up or $6,345.

(8)	For the fiscal year ended March 31, 2017, Ms. Barbari earned $50,000 for her services as a director. Of this aggregate amount, Ms. Barbari received $32,500 as her annual retainer for serving on the Board, $10,000 for her services as the chairperson of the Audit Committee, and $7,500, for her services as a member of the Nominating and Corporate Governance Committee. Other than the retainer for her services as the chairperson of the Audit Committee, which must be paid in cash, Ms. Barbari elected to receive 50% of the aggregate retainer owed for her services as a director in stock in lieu of cash. The retainer fee reflects a payment of $7,500 in cash and $5,000 in common stock made in June 2017 for services during the period of January 1 through March 31, 2017, and a payment of $6,813 in cash and $4,313 in stock made in June 2016 for services during the period January 1 through March 31, 2016.

(9)	For the fiscal year ended March 31, 2017, Mr. Birnbaum earned $40,000 for his services as a director. Of this aggregate amount, Mr. Birnbaum received $32,500 as his annual retainer for serving on the Board, $7,500 for his services as a member of the Audit Committee. Other than the retainer for his services as a member of the Audit Committee, which must be paid in cash, Mr. Birnbaum elected to receive 50% of the aggregate retainer owed for his services as a director in stock in lieu of cash. The retainer fee reflects a payment of $5,938 in cash and $4,063 in common stock made in June 2017 for services during the period of January 1 through March 31, 2016, and a payment of $5,938 in cash and $4,063 in stock made in June 2016 for services during the period January 1 through March 31, 2016.

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(10)	For the fiscal year ended March 31, 2017, Mr. Harrison earned $55,000 for his services as a director. Of this aggregate amount, Mr. Harrison received $32,500 as his annual retainer for serving on the Board, and $7,500 each for his services as a member of the Audit Committee, the Compensation Committee, and as the chairperson of the Nominations and Corporate Governance Committee. Other than the retainer for his services as a member of the Audit Committee, which must be paid in cash, Mr. Harrison elected to receive 50% of the aggregate retainer owed for his services as a director in stock in lieu of cash. The table reflects a payment of $7,813 in cash and $5,938 in stock made in June 2017 for services during the period of January 1 through March 31, 2017, and a payment of $6,813 in cash and $4,938 in stock made in June 2016 for services during the period January 1 through March 31, 2016.

(11)	For the fiscal year ended March 31, 2017, Mr. McLaughlin earned $55,000 for his services as a director. Of this aggregate amount, Mr. McLaughlin received $32,500 as his annual retainer for serving on the Board, $15,000 for his annual retainer as the Lead Independent Director and $7,500 for his services as the chairperson of the Compensation Committee. Mr. McLaughlin elected to receive 50% of the aggregate retainer owed for his services as a director in stock in lieu of cash. The retainer fee reflects a payment of $6,875 in cash and $6,875 in common stock made in June 2017 for services during the period of January 1 through March 31, 2017, and a payment of $6,563 in cash and $6,563 in stock made in June 2016 for services during the period January 1 through March 31, 2016.

Narrative to Director Compensation Table

Non-Employee Director Compensation Plan

Pursuant to our restated and amended non-employee director compensation plan adopted February 24, 2016, as of April 1, 2017, each non-employee director is entitled to the following annual retainers:

• Board Member	$32,500
• Lead Independent Director	$15,000
• Chair of the Audit Committee	$10,000
• Chair of the Compensation Committee	$7,500
• Chair of the Nominating and Corporate Governance Committee	$7,500
• Audit Committee Member (other than Chair)	$7,500
• Compensation Committee Member (other than Chair)	$7,500
• Nominating and Corporate Governance Committee Member (other than the Chair)	$7,500

All Audit Committee retainers must be paid in cash. All other retainers may be paid in (i) cash, (ii) options or (iii) as a stock grant with an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the NASDAQ Capital Market on the day of the grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings.

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In addition to cash compensation for services as a member of the Board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under the Non-Employee Director Compensation Plan. An outside, non-employee director who joins our Board is automatically granted an initial option to purchase 10,000 shares upon first becoming a member of our Board. The initial option vests and becomes exercisable over three years, with 3,334 shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Each non-employee director will receive an annual grant of 2,250 shares of common stock on the last business day in February. Such shares of common stock will vest immediately on the day of grant. Additionally, each non-employee director receiving an annual grant will receive an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the Trading Market on the last business day in February. No annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Under these guidelines, if a director exercises a stock option, it is expected that such director would, from such date of option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and taxes). In the case of shares acquired upon the exercise of a stock option, each director is expected to hold such shares for nine months after termination of his or her service on the Board of Directors.

Executive Compensation

Executive Officers’ Biographies and Qualifications

Below are the biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Sonoma are stated below.

Jim Schutz Current Position: Age:	President, Chief Executive Officer, Director 54 For Mr. Schutz’s full biography, please refer to page 10 in the section entitled “Director Biographies and Qualifications.”

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Robert Miller Current Position: Age:	Secretary, Chief Financial Officer, Chief Operating Officer 74

Mr. Miller has served as our Chief Financial Officer since June 2004 and Secretary and Chief Operating Officer since February 2013. He was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc. since 1998 and served as the acting Chief Financial Officer of Scanis from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy, and the Treasurer of Mead Corporation.

Education:

●	B.A. in Economics from Stanford University
●	MBA in Finance from Columbia University

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Miller has been working for our Company for 13 years. In addition to serving as our Company’s CFO for a decade, he has also served as the Chief Operating Officer for several years. Due to his experience with Sonoma, he has a deep understanding of the workings and direction of our Company. In addition, Mr. Miller served as the Chief Operating Officer of the Corporation for several years.

Financial Background In addition to serving as our Company’s CFO for a decade, Mr. Miller has served as a CFO for a variety of companies for over 20 years.

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Bruce Thornton Current Position: Age:	Executive Vice President of International Operations and Sales 53

Mr. Thornton has served as our Executive Vice President of International Operations and Sales since June 2005. Mr. Thornton served as our General Manager for U.S. operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Education:

●	BS in Aeronautical Science from Embry-Riddle Aeronautical University
●	MBA from National University

Special Knowledge, Skills, and Abilities:

Business Development

Mr. Thornton has been working for our Company for a decade. During nine of those years, he served as Executive Vice President of International Operations and Sales. He has an extensive knowledge of our operations, the market for our products and our vision and goals for the future.

Business Operations

Mr. Thornton has extensive experience managing operations. In addition to serving as our Company’s Vice President of International Operations and Manager of Operations for a decade, Mr. Thornton has managed major business operations for other companies in the industry for over 15 years.

Leadership Mr. Thornton has served both as an executive and high-level manager at our Company for a decade and has served in similar roles at other companies in the medical device sector.

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Robert Northey, Ph.D. Current Position: Age:	Executive Vice President of Research and Development 60

Robert Northey, Ph.D. has served as our vice president of research and development since July 2005. Dr. Northey served as a consultant to us from May 2001 to June 2005. From August 1998 until June 2005, he was an assistant professor in the paper science and engineering department at the University of Washington. Dr. Northey received a B.S. in wood and fiber science and a Ph.D. in wood chemistry, each from the University of Washington.

Education:

●	B.S. in Wood and Fiber Science from the University of Washington
●	Ph.D. in Wood Chemistry from the University of Washington

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Northey has been working for our Company for 10 years. Due to his experience with Sonoma, both as a consultant and as director for our research and development team, he has a deep understanding of the workings and direction of the Company.

Research and Development

Mr. Northey worked for our Company as a consultant and director of research and development for over 15 years. Under his leadership, we developed more than 25 products that were successfully launched.

Leadership Mr. Northey has served both as an executive and high-level manager at our Company for 12 years.

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Marc Umscheid Current Position: Age:	Chief Strategy and Marketing Officer 48

Mr. Umscheid has served as our Chief Strategy and Chief Marketing Officer since December 2016. Prior to joining Sonoma, Mr. Umscheid served as General Manager/Senior Marketing Director at the Clorox Company since 1999.

Education:

●	B.S. in Business Management and Finance from Cornell University
●	MBA with a concentration in Marketing Management and Operations from Cornell University

Special Knowledge, Skills, and Abilities:

Leadership Mr. Umscheid has led senior and global cross-functional teams for a multinational manufacturer.
Consumer Products Marketing Mr. Umscheid has nearly 20 years of marketing experience.

Business Development

Mr. Umscheid has led teams to identify, assess and recommend new strategic platforms via acquisition, partnerships or organic entrance into high-growth, profit-accretive white spaces.

Strategy Mr. Umscheid has led numerous teams responsible for framing, and driving strategic choices, brand equities, consumer insights, and new product innovation plans.

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Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2017, or fiscal year 2017. For fiscal year 2017, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Jim Schutz, Chief Executive Officer;
•	Robert Miller, Chief Financial Officer;
•	Bruce Thornton, Executive Vice President of International Sales; and
•	Robert Northey, Executive Vice President of Research and Development.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled Board and committee meetings. The Compensation Committee administers 2011 Stock Incentive Plan and our 2016 Equity Incentive Plan, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at http://ir.sonomapharma.com/governance.cfm.

Compensation Philosophy and Objectives

Our compensation philosophy for our Named Executive Officers is the same as for all our employees and is governed by the following principles. The Compensation Committee’s compensation objectives are to:

•	attract and retain highly qualified individuals with a demonstrated record of achievement;
•	reward past performance;
•	provide appropriate incentives for future performance; and
•	align the interests of our executive officers with the interests of the stockholders.

To achieve this, we currently offer a competitive total compensation package consisting of: base salary; annual equity program; annual performance bonuses; and employee benefits, including group life insurance, health and dental care insurance; and certain other perquisites, including personal use of a Company automobile.

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The Compensation Committee considers, with respect to each of our executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable) to determine final compensation. The Compensation Committee’s overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides the executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on our financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash and currently does not operate at a profit, overall compensation traditionally has been weighted more heavily toward equity-based compensation. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Compensation Structure

Our executive compensation program consists of the following forms of compensation:

•	Base Salary;

•	Annual Equity Program;

•	Annual Performance Bonus; and

•	Employee Benefit Program.

1.	Base Salary

The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers. The Compensation Committee believes base salaries should be at the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee’s choice of a 50% target percentile of comparable companies reflects consideration of our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

●	individual performance of the executive, as well as overall performance, during the prior year;

●	level of responsibility, including breadth, scope and complexity of the position;

●	level of experience and expertise of the executive;

●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

●	executive officer compensation levels at other similar companies to ensure competitiveness.

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Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion.

2.	Annual Equity Program

As an additional component of our compensation program, the Compensation Committee may grant to our executive officers equity compensation in the form of stock options. The goal of the annual equity program is to align the interests of our executive officers with those of our stockholders, especially in the long-term. The stock options are designed to create an incentive for the executive officers to maximize stockholder value and to remain employed with the Company despite a competitive labor market.

Stock options may be granted once annually to existing employees, including executive officers, and upon a new hire or promotion, and are subject to vesting over time, qualified on the individual’s continued employment. The target date to issue stock options is promptly after we file our second quarter 10-Q. The exercise price of the stock options will equal the closing price of our common stock published by NASDAQ on the date of the grant and the term of the options will be 10 years from the date of the grant. The Compensation Committee targets equity compensation to be at or near the 75th percentile of comparable companies. The Compensation Committee will review the annual equity program annually.

3.	Performance Bonus Plan

Our performance bonus plan is described in further detail below in the section entitled “Annual Performance Bonus Plan” on page 33.

4.	Employee Benefit Program

Executive officers are eligible to participate in all of our available employee benefit plans, including medical, dental, vision, group life, disability and tax-qualified retirement savings plans, such as 401(k), in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which the Compensation Committee believes to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executive officers.

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Summary Executive Compensation Table for the Fiscal Years Ended March 31, 2017 and 2016

The following table sets forth, for the fiscal years ended March 31, 2017 and 2016, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer; (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2017; and (iii) up to two individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Jim Schutz Chief Executive Officer	2017	250,000	80,000 (3)	33,700 (3)	207,231 (4)	63,717 (5)	634,648
	2016	250,000	--	--	--	50,601 (6)	300,601
Robert Miller Chief Financial and Operating Officer	2017	250,000	--	103,624 (7)	207,231 (4)	86,216 (8)	647,071
	2016	250,000	--	--	30,402 (9)	45,319 (10)	325,721
Bruce Thornton EVP of Int’l Operations & Sales	2017	250,000	50,000 (11)	45,938 (11)	--	70,792 (12)	416,730
	2016	250,000	--	--	40,862 (9)	53,615 (13)	344,477
Robert Northey EVP of Research and Development	2017	209,044	40,000 (14)	46,125 (14)	--	59,470 (15)	354,639
	2016	194,000	--	--	38,002 (9)	44,886 (16)	276,888

(1)	Represents the aggregate grant date fair value of stock awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on June 28, 2017. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2017 and 2016.

(2)	Represents the aggregate grant date fair value of stock option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on June 28, 2017. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2017 and 2016.

(3)	On November 30, 2016, the Compensation Committee awarded a total bonus of $57,000 to Mr. Schutz for his achievements in fiscal year 2016. Of this amount, $40,000 was paid in cash, and the remaining $17,000 was paid in shares of common stock based on the closing price on November 30, 2016, of $4.81 per share, or 3,535 shares. Mr. Schutz also received a 40% cash tax gross-up of $6,800 to cover taxes which is included in the column “All Other Compensation.”

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On June 21, 2017, the Compensation Committee awarded a total bonus of $56,700 to Mr. Schutz for his achievements in fiscal year 2017. Of this amount, $40,000 was paid in cash, and the remaining $16,700 was paid in restricted shares of common stock based on the closing price on June 29, 2017, of $6.94 per share, or 2,406 restricted shares. The restricted shares will vest in equal increments of one-third over two years, e.g. one-third vests immediately on the date of the grant, one-third vests on the first anniversary of the date of the grant, or June 29, 2018, and the remaining one-third vests on the second anniversary of the date of the grant, or June 29, 2019. Mr. Schutz also received a 40% cash tax gross-up of $6,700 paid in increments as the shares vest to cover taxes which is included in the column “All Other Compensation.”

(4)	On November 30, 2016, the Compensation Committee awarded 50,000 stock options to purchase 50,000 shares of common stock to each, Mr. Schutz and Mr. Miller, as a signing bonus for the entry into the new employment agreement. The stock options vested immediately on the date of the grant, have an exercise price of $4.81 per share which was the closing price of the common stock on November 30, 2016, and expire on November 30, 2026.

(5)	The 2017 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,229, (b) matching 401k contribution in the amount of $11,047, (c) payment of $41,341 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz, and (d) a cash gross-up payment of $9,100 to cover taxes for stock awards.

(6)	The 2016 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,055, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $38,546 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(7)	On November 30, 2016, the Compensation Committee awarded a total bonus of $75,000 to Mr. Miller for his achievements in connection with the building and sale of our business in Mexico. The amount was paid in shares of common stock based on the closing price on November 30, 2016, of $4.81 per share, or 15,593 shares. Mr. Miller also received a 40% cash tax gross-up of $30,000 to cover taxes which is included in the column “All Other Compensation.”

On June 21, 2017, the Compensation Committee awarded a total bonus of $28,624 to Mr. Miller for his achievements in fiscal year 2017. The amount was paid in restricted shares of common stock based on the closing price on June 29, 2017, of $6.94 per share, or 4,124 restricted shares. The restricted shares will vest in equal increments of one-third over two years, e.g. one-third vests immediately on the date of the grant, one-third vests on the first anniversary of the date of the grant, or June 29, 2018, and the remaining one-third vests on the second anniversary of the date of the grant, or June 29, 2019. Mr. Miller also received a 40% cash tax gross-up of $11,500 paid in increments as the shares vest to cover taxes which is included in the column “All Other Compensation.”

(8)	The 2017 perquisites and personal benefits for Mr. Miller include (a) matching 401k contribution in the amount of $10,985, (b) payment of $41,331 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller, and (c) a cash gross-up payment of $33,900 to cover taxes for stock awards.

(9)	On August 21, 2015, we granted stock options to Mr. Miller, Mr. Thornton and Dr. Northey, pursuant to our 2016 Bonus Plan. The 2016 stock options have an exercise of $5.80 which equals the closing price on August 21, 2015 and only vested, in whole or in part, in the event the executive achieved a minimum of 80% of each of his target milestones in the applicable fiscal year, as determined by the Compensation Committee. If the executive achieved at least 80% of the target milestones by March 31, 2016, then 80% of the executive’s options vested on June 30, 2016, as determined by the Compensation Committee. On July 26, 2016, the Compensation Committee determined that of the 8,000 options granted to Mr. Miller, 7,912 options vested, further, that of the 10,000 options granted to Mr. Thornton, 9,870 options vested, and of the 10,000 options granted to Dr. Northey, 9,890 options vested based on performance. The unvested options expired on July 26, 2016, and the vested options expire on August 21, 2025.

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(10)	The 2016 perquisites and personal benefits for Mr. Miller include (a) matching 401k contribution in the amount of $10,000, and (b) payment of $35,319 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(11)	On November 30, 2016, the Compensation Committee awarded a total bonus of $62,500 to Mr. Thornton for his achievements in connection with the building and sale of our business in Mexico. Of this amount, $50,000 was paid in cash, and $12,500 was paid in shares of common stock based on the closing price on November 30, 2016, of $4.81 per share, or 2,599 shares. Mr. Thornton also received a 40% cash tax gross-up of $5,000 to cover taxes which is included in the column “All Other Compensation.”

On June 21, 2017, the Compensation Committee awarded a total bonus of $33,438 to Mr. Thornton for his achievements in fiscal year 2017. The amount was paid in restricted shares of common stock based on the closing price on June 29, 2017, of $6.94 per share, or 4,818 restricted shares. The restricted shares will vest in equal increments of one-third over two years, e.g. one-third vests immediately on the date of the grant, one-third vests on the first anniversary of the date of the grant, or June 29, 2018, and the remaining one-third vests on the second anniversary of the date of the grant, or June 29, 2019. Mr. Thornton also received a 40% cash tax gross-up of $13,400 paid in increments as the shares vest to cover taxes which is included in the column “All Other Compensation.”

(12)	The 2017 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $12,150, (b) matching 401k contribution in the amount of $11,621, (c) payment of $37,521 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Thornton, and (d) a cash gross-up payment of $9,500 to cover taxes for stock awards.

(13)	The 2016 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $31,915 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Thornton.

(14)	On November 30, 2016, the Compensation Committee awarded a total bonus of $62,500 to Dr. Northey for his achievements in connection with the building and sale of our business in Mexico. Of this amount, $40,000 was paid in cash, and $22,500 was paid in shares of common stock based on the closing price on November 30, 2016, of $4.81 per share, or 4,678 shares. Dr. Northey also received a 40% cash tax gross-up of $9,000 to cover taxes which is included in the column “All Other Compensation.”

On June 21, 2017, the Compensation Committee awarded a total bonus of $23,625 to Dr. Northey for his achievements in fiscal year 2017. The amount was paid in restricted shares of common stock based on the closing price on June 29, 2017, of $6.94 per share, or 3,404 restricted shares. The restricted shares will vest in equal increments of one-third over two years, e.g. one-third vests immediately on the date of the grant, one-third vests on the first anniversary of the date of the grant, or June 29, 2018, and the remaining one-third vests on the second anniversary of the date of the grant, or June 29, 2019. Dr. Northey also received a 40% cash tax gross-up of $9,500 paid in increments as the shares vest to cover taxes which is included in the column “All Other Compensation.”

(15)	The 2017 perquisites and personal benefits for Dr. Northey include (a) matching 401k contribution in the amount of $7,217, (b) payment of $40,053 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Northey, and (c) a cash gross-up payment of $12,200 to cover taxes for stock awards.

(16)	The 2016 perquisites and personal benefits for Dr. Northey include (a) matching 401k contribution in the amount of $7,656, and (b) payment of $37,230 to cover premiums for life, health, dental and vision insurance policies for the benefit of Mr. Northey.

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Employment Agreements and Potential Payments upon Termination

Employment Agreements with Mr. Jim Schutz and Mr. Robert Miller

On July 26, 2016, we entered into a new employment agreement with Jim Schutz, our President and Chief Executive Officer, to update his agreement and responsibilities. On November 30, 2016, we entered into a new employment agreement with Robert Miller, our Chief Financial Officer. On November 30, 2016, as a signing bonus for executing new employment agreements, we granted to both Jim Schutz and Robert Miller, options to purchase 50,000 shares of our common stock. The options vested immediately on the day of grant and have an exercise price of $4.81 per share, which was the closing price of our stock on November 30, 2016. The options expire on November 30, 2026.

The terms of the new employment agreements provide for a continued annual base salary of $250,000 each, or such other amount as the Board of Directors may set. In addition, Mr. Schutz and Mr. Miller are eligible to receive an annual bonus, the payment, type and amount of which is in the sole discretion of the Compensation Committee. Mr. Schutz and Mr. Miller also receive certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses.

The employment agreements provide Mr. Schutz and Mr. Miller with certain separation benefits in the event of termination without cause, upon change of control or resignation by the executive for good reason, as such terms are defined in the employment agreements. In the event Mr. Schutz or Mr. Miller are terminated without cause, or upon change of control, or resigns for good reason, the executive is entitled to:

•	a lump severance payment equal to one-and-a-half times the executive’s base salary;
•	a bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule. For the avoidance of doubt, executive shall not be entitled to any bonus solely for reason of termination, unless the Board of Directors or the Compensation Committee, as appropriate, in its sole discretion awards a bonus to executive;
•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;
•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied; and
•	up to 18 months (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA.

Mr. Schutz or Mr. Miller may terminate their employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, their resignation from any and all directorships and every other position held by them with our Company or any of our subsidiaries, and their return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of their employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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In connection with the entry into the new agreements, the Compensation Committee intended to eliminate certain outdated pay practices, including providing a full tax gross up upon termination, automatic vesting of all performance-based equity awards under certain circumstances, and single-trigger change of control payments. Additionally, the Compensation Committee wanted to bring the employment agreements in line with current law by adding provisions.

Employment Agreements with Mr. Bruce Thornton and Mr. Robert Northey

On November 30, 2016, we entered into new employment agreements with Bruce Thornton, our Executive Vice President of International Operations and Sales, and Robert Northey, our Executive Vice President of Research and Development. The terms of the employment agreements provide for an annual salary of $250,000 for Mr. Thornton and $203,963.76 for Mr. Northey, respectively, or such other amount as the Board of Directors may set. Mr. Thornton and Mr. Northey also receive certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses. Additionally, Mr. Thornton receives a car allowance.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Thornton or Northey for good reason, as such terms are defined in the employment agreements. In the event Messrs. Thornton or Northey are terminated without cause or resigns for good reason, the respective executive is entitled to:

•	a lump sum severance payment equal to one time his base salary;
•	a bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule. For the avoidance of doubt, neither Mr. Thornton nor Mr. Northey shall be entitled to any bonus solely for reason of termination, unless the Board of Directors or the Compensation Committee, as appropriate, in its sole discretion awards such bonus;
•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;
•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied, such determination to be in the sole discretion of the Compensation Committee or the Board, as the case may be; and
•	reimbursement for health care premiums under COBRA until the earliest of: (i) one year following the date of termination; (ii) the date he is no longer eligible to receive COBRA continuation coverage; or (iii) until he becomes eligible for medical insurance coverage provided by another employer.

Mr. Thornton and Mr. Northey may terminate their employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on executing a general release of claims against our Company, resignation from any and all directorships and every other position held by the executive with our Company or any of our subsidiaries, and the executive’s return to our Company of all Company property received from or on account of our Company or any of our affiliates by him. In addition, Mr. Thornton and Mr. Northey are not entitled to such benefits if they did not comply with the non-competition and invention assignment provisions of their employment agreements during the terms of their employment or the confidentiality provisions of their employment agreements, whether during or after the terms of their employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if Mr. Thornton or Mr. Northey do not comply with the non-solicitation provisions of their employment agreements, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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Potential Payments upon Termination

The table below was prepared as though each of Messrs. Schutz, Miller, Thornton, and Northey had been terminated on March 31, 2017, the last day of our last completed fiscal year, without cause, or upon change of control, or resigned for good reason, as these terms are defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by us. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($)
Jim Schutz (3)	375,000	62,000 (1)
Robert Miller (3)	375,000	62,000 (1)
Bruce Thornton (3)	250,000	38,000 (2)
Robert Northey (3)	203,964	40,000 (2)

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 18 months.

(2)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

(3)	The Compensation Committee or the Board of Directors may also award a discretionary bonus, the amount, type and payment of which is at the sole discretion of the Committee or Board.

Annual Performance Bonus Plan

Pursuant to our annual bonus plan, our executive officers, including Messrs. Schutz, Miller, Umscheid, Thornton, and Northey have the potential to earn an annual bonus based on the individual’s contribution to our Company’s target goals and milestones.

The performance bonus plan is designed to reward long and short-term performance of our executive officers. The performance bonus plan establishes specific target goals and milestones and a bonus range for each executive officer to reward performance and individual and collective contribution to our performance. The Compensation Committee has determined a maximum bonus potential for each executive officer. At its sole discretion, the Compensation Committee will determine whether to pay out the bonus, as earned, after the end of the fiscal year in cash, shares of stock, stock options or a combination thereof.

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The Compensation Committee has sole discretion with respect to the tax treatment for stock awards, and may decide to (1) pay a cash tax gross-up of up to 40%, (2) facilitate the sale of a sufficient number of the granted shares to cover taxes, or (3) require employees to be responsible for their own taxes. Any cash tax gross-up or sale of shares to cover taxes will be calculated based on the closing stock price of the shares on the date of vesting of the shares, and will be paid in proportion to the vesting schedule of the shares.

The performance bonus is not an entitlement or guarantee of payment of bonus but rather memorializes the potential for bonuses for executive officers if they meet their respective target goals and milestones, as set out in the plan. For avoidance of doubt, the Compensation Committee may determine that no bonus is payable to any or all executive officers. All decisions of the Compensation Committee are final.

The Compensation Committee will evaluate the performance of our executive officers against the corporate goals and objectives contained in the performance bonus plan after completion of each fiscal year and receipt of audited financial results of operations, on such date as determined by the Compensation Committee (except as otherwise expressly provided herein).

The Compensation Committee will review and consider changes and, if appropriate, make changes to the performance bonus plan for the following fiscal year during or at the end of each fiscal year and any other fiscal year for which the Compensation Committee resolves to extend the plan. Upon extraordinary events, the Compensation Committee shall have absolute sole discretion to amend the plan, or award additional bonuses.

The Compensation Committee is empowered to make additional awards to executive officers in its sole discretion. Any other awards to executive officers that may be made under the performance bonus plan may be made in the form of cash, stock options or stock or a combination of cash, stock options and stock as determined solely by the Compensation Committee.

In determining whether stock awards shall be made, the Compensation Committee will take into consideration the shares available for grant under our Stock Incentive Plans, our contractual obligations to grant options, and whether it is appropriate to grant additional awards to attract or retain talented officers, other employees or consultants. In no event shall the number of options or stock granted exceed the number of shares authorized and available for awards to be made under our Stock Incentive Plans plus the known contractual obligations to grant options in the next one-year period. Options or stock will be granted in compliance with all applicable securities laws.

The performance bonus plan not intended to adjust the executive officers’ base salary. To be eligible to receive an award or payment of a bonus, including vesting of stock or options, under the plan, each executive officer must remain employed and in good standing with the Company as further described in our Stock Incentive Plans.

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2016 Bonus Awards for Named Executive Officers

For fiscal year 2016, each executive officer, including our Named Executive Officers, had the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for employees and executive officers, including our Named Executive Officers, were set forth in the bonus plan. On November 30, 2016, the Compensation Committee awarded Jim Schutz, our Chief Executive Officer, $57,000 in total bonus compensation for his achievements in fiscal year 2016. Of this amount, $40,000 was paid in cash. The remaining $17,000 was paid in shares of our common stock. Based on a closing price on November 30, 2016 of $4.81, we converted the $17,000 into 3,535 shares. We also made an additional payment to Mr. Schutz of $6,800 as a tax gross-up for the stock issuance.

For fiscal year 2016, the Compensation Committee granted stock options to executive officers. Such stock options vested in whole or in part if each executive officer met target milestones established in the Fiscal Year 2016 Bonus Plan. On July 26, 2016, the Compensation Committee determined that target milestones had been met in part and determined that part of the options vested. Employees were eligible for a similar bonus program.

The table below shows the grant and vesting of FY 2016 bonus options for our Named Executive Officers. Share numbers have been adjusted for the 1-for-5 reverse stock split effective June 24, 2016.

Name	Number of options granted (1)	Number of options vested (2)
Jim Schutz (3)	0	0
Robert Miller	8,000	7,912
Bruce Thornton	10,000	9,870
Robert Northey	10,000	9,890

(1)	The exercise price of $5.80 equals the adjusted closing price of our common stock on the day of the grant, August 21, 2015.
(2)	Such options vested in whole or in part if the executive achieved a minimum of 80% of his target milestones. If such executive did not achieve 80% of his target milestones, then 100% of the options expired. If the executive achieved at least 80% of his target milestones, then 80% of the executive’s options vested. The vesting of the remaining 20% was in the discretion of the Compensation Committee.
(3)	Mr. Schutz did not take part in the bonus option plan and received a separate bonus as described immediately above the table.

2017 Bonus Awards for Named Executive Officers

On November 30, 2016, the Compensation Committee approved our bonus plan for fiscal year 2017. The 2017 bonus plan covered bonuses earned through March 31, 2017. Pursuant to the 2017 bonus plan, our executive officers had the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s performance towards target goals and milestones. Each executive officer’s performance was measured against three target goals which vary depending on that executive’s role within the Company. Bonuses were paid in cash and shares of our common stock at the discretion of the Compensation Committee. Grants of common stock included a 40% cash gross-up to cover the executive’s taxes as a result of the grant. The potential 2017 bonus for each officer was:

•	Chief Executive and Chief Financial Officer: $150,000;
•	Executive Vice Presidents: $125,000.

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On November 30, 2016, the Compensation Committee awarded the following partial bonuses to our executive officers as compensation for their dedication and service in building our business in Mexico. That business was subsequently sold to Invekra, S.A.P.I de C.V. for $22 million in October 2016. The bonus consisted of cash payments, immediately vested stock grants and a 40% gross-up to cover the executive’s taxes as a result of the grant.

Name	Total Bonus Awarded on November 30, 2016 ($)	Number of shares of common stock granted as part of total bonus (1)	Amount of cash paid as part of total bonus ($)	Tax gross-up ($)
Robert Miller	75,000	15,593	0	30,000
Bruce Thornton	62,500	2,599	50,000	5,000
Robert Northey	62,500	4,678	40,000	9,000

(1)	Based on the closing price of our common stock of $4.81 on November 30, 2016.

On June 21, 2017, the Compensation Committee determined the remaining FY 2017 bonuses of the executive officers based on the achievements of the Company and the officers during fiscal year 2017, and awarded the following bonuses:

Name	Remaining Bonus Amount after Partial Bonus ($)	Total Bonus Awarded on June 21, 2017 ($)	Number of Restricted Shares of Common Stock Granted as Part of Total Bonus (1) (2)	Amount of Cash Paid as Part of Total Bonus ($)	Tax Gross-up ($) (3)
Jim Schutz	150,000	56,700	2,406	40,000	6,700
Robert Miller	75,000	28,624	4,124	0	$11,500
Bruce Thornton	62,500	33,438	4,818	0	$13,400
Robert Northey	62,500	23,625	3,404	0	$9,500

(1)	Based on the closing price of our common stock of $6.94 on June 29, 2017.

(2)	The restricted shares will vest in equal increments of one-third over two years, e.g. one-third vests immediately on the date of the grant, one-third vests on the first anniversary of the date of the grant, or June 29, 2018, and the remaining one-third vests on the second anniversary of the date of the grant, or June 29, 2019.

(3)	The cash tax-gross-up will be paid proportionally as the shares vest.

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2018 Bonus Plan Structure for Named Executive Officers

On July 24, 2017, the Compensation Committee approved our bonus plan for fiscal year 2018. The 2018 performance bonus plan covers bonuses earned through March 31, 2018. Pursuant to the 2018 bonus plan, our executive officers have the potential to earn a performance bonus based on the Compensation Committee’s assessment of the individual’s performance towards target goals and milestones. Each executive officer’s performance is measured against three target goals which vary depending on that executive’s role within the Company. Bonuses will be paid in cash, options and/or shares of our common stock at the discretion of the Compensation Committee. The potential 2018 bonus range for each officer is:

•	Chief Executive and Chief Financial Officer: $127,500 - $187,500, with a target of 100% total bonus of $150,000;
•	Chief Strategy and Marketing Officer, Executive Vice Presidents, President of IntraDerm Pharmaceuticals: $106,250 - $156,250, with a target of 100% total bonus of $125,000.

The President of IntraDerm Pharmaceuticals will also be eligible for quarterly cash bonuses during fiscal year 2018. The Compensation Committee determined that the cash bonus will be $10,000 for each quarter, with a maximum of $40,000, provided the milestone has been met.

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Outstanding Equity Awards

The following table shows grants of options outstanding on March 31, 2017, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table. All shares and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013 and a 1-for-5 reverse stock split, effective June 24, 2016.

Name	Grant Date	Initial Number of Securities Granted	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Expiration Date
Jim Schutz (1)	6/15/2007	2,856	0	$254.45	2,856	0	6/15/2017
	3/10/2009	5,271	0	$38.15	5,271	0	3/10/2019
	2/10/2010	3,571	0	$66.85	3,571	0	2/10/2020
	6/7/2010	1,785	0	$68.95	1,785	0	6/7/2020
	3/31/2011	3,928	0	$70.35	3,928	0	3/31/2021
	6/16/2011	1,428	0	$56.00	1,428	0	6/16/2021
	3/7/2012	5,357	0	$43.75	5,357	0	3/7/2022
	8/24/2012	4,285	0	$32.55	4,285	0	8/24/2022
	9/19/2013	20,000	0	$30.00	20,000	0	9/19/2023
	11/30/2016	50,000	0	$4.81	50,000	0	11/30/2026
Robert Miller	3/10/2009	5,271	0	$38.15	5,271	0	3/10/2019
	6/7/2010	5,357	0	$68.95	5,357	0	6/7/2020
	3/31/2011	357	0	$70.35	357	0	3/31/2021
	6/16/2011	5,000	0	$56.00	5,000	0	6/16/2021
	3/7/2012	1,785	0	$105.00	1,785	0	3/7/2022
	8/24/2012	4,285	0	$32.55	4,285	0	8/24/2022
	9/19/2013	5,351	0	$14.85	5,351	0	9/19/2023
	3/4/2014	26,020	0	$19.50	26,020	0	3/4/2024
	8/21/2015	8,000	88	$5.80	7,912	0	8/21/2025
	11/30/2016	50,000	0	$4.81	50,000	0	11/30/2026
Bruce Thornton	6/15/2007	272	0	$254.45	272	0	6/15/2017
	6/15/2007	441	0	$35.00	441	0	6/15/2017
	12/9/2008	5,428	0	$14.00	1,395*	0	12/9/2018
	6/7/2010	1,428	0	$68.95	1,428	0	6/7/2020
	6/7/2010	1,428	0	$105.00	1,428	0	6/7/2020
	6/16/2011	5,357	0	$56.00	5,357	0	6/16/2021
	3/7/2012	1,785	0	$43.75	1,785	0	3/7/2022
	9/19/2013	3,745	0	$14.85	3,745	0	9/19/2023
	3/4/2014	21,602	0	$19.50	21,428	0	3/4/2024
	8/21/2015	10,000	130	$5.80	9,890	0	8/21/2025
Robert Northey	6/15/2007	964	0	$254.45	964	0	6/15/2017
	12/9/2008	2,857	0	$29.75	2,857	0	12/9/2018
	2/25/2010	2,571	0	$64.05	2,571	0	2/25/2020
	5/17/2011	3,142	0	$66.15	3,142	0	5/17/2021
	9/19/2013	3,745	0	$14.85	3,745	0	9/19/2023
	3/4/2014	20,140	0	$19.50	20,140	0	3/4/2024
	8/21/2015	10,000	110	$5.80	9,870	0	8/21/2025

*      4,033 shares were exercised.

(1)	The options expiring on September 19, 2023, represent 1/3 of the equity grant awarded to Mr. Schutz pursuant to our employment agreement with him effective June 20, 2013.

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Narrative to Outstanding Equity Awards Table

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $196,000 and $158,000 for the years ended March 31, 2017 and 2016, respectively.

Proposal No. 2 – Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote to approve the compensation on our Named Executive Officers for the fiscal year ended March 31, 2017, as discussed in the “Executive Compensation” section beginning on page 20 of this Proxy Statement. While this vote is non-binding, we value the opinions of our stockholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal year 2017 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2017.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2017.

As discussed under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and is competitive with those of other companies in our industry;

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•	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

Our executive compensation approval rating has been increasing in the past two years from 51% in 2015, to 65% in 2016 and over 80% in 2017. In a continued effort to improve our performance and compensation, the Compensation Committee, partly in response to the vote, decided to enter into revised employment agreements with our Chief Executive Officer and our remaining Named Executive Officers. The revised employment agreements are described in the section entitled “Employment Agreements with Named Executive Officers”. In addition, the Compensation Committee revised its annual bonus plan to create more long-term incentives for our Named Executive Officers. Management is continuously seeking investor engagement and has spoken with numerous large and small investors during the past year in an effort to highlight the progress the Company is making.

We are asking our stockholders to vote FOR, in a non-binding vote, the following resolution:

“RESOLVED, the shareholders of Sonoma Pharmaceuticals, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in the Proxy Statement.”

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Share Ownership

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing information about our equity compensation plans as of March 31, 2017. All share numbers have been updated for the 1-for-5 reverse stock split of the Company’s common stock effective as of June 24, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	933,000	$17.22	1,170,000
Equity Compensation Plans Not Approved by Security Holders	--	--	--
Total	933,000	$17.22	1,170,000

Our Amended and Restated 2006 Stock Incentive Plan and our 2011 Stock Incentive Plan were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

Our 2016 Equity Incentive Plan was adopted with the approval of our stockholders on September 16, 2016. The 2016 Plan replaced our Amended and Restated 2006 Stock Incentive Plan, which expired by its terms on August 25, 2016. The 2016 Plan initially authorized the issuance of up to 400,000 shares of our common stock pursuant to awards to be granted under the 2016 Plan. On April 1, 2017, the number of shares for issuance under the 2016 Plan increased by 343,137, which is an amount equal to the lesser of (i) 8% of the number of outstanding shares of common stock on the last day of the immediately preceding year or (ii) an amount determined by the Board.

The 2016 Plan is administered by the Compensation Committee or, in the Board’s sole discretion, by the Board. The Compensation Committee has full authority to determine the type and terms of Awards, including:

•	which Employees, Consultants, and Directors will be granted Awards;
•	the number of shares subject to each Award;
•	the vesting, duration, cancellation, and termination provisions of each Award; and
•	all other terms and conditions upon which an Award may be granted in accordance with the 2016 Plan.

In addition, the Compensation Committee has full authority to interpret the 2016 Plan and apply its provisions, and may take any necessary or advisable actions for the administration of the 2016 Plan. The Compensation Committee may, in its discretion, amend any term or condition of an outstanding Award, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired. The 2016 Plan provides that awards of options, stock, performance awards or stock appreciation rights may be granted to Employees, Directors, and Consultants who, as determined by the Compensation Committee, are in a position to make significant contributions to our long-term success.

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Incentive Stock Options may be granted only to Employees. The exercise price of a Stock Option may not be less than 100% of the Fair Market Value of our common stock on the date of grant and may not have a term longer than ten years. However, if an Incentive Stock Option is granted to an individual who owns more than 10% of the combined voting power of all our classes of stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the Incentive Stock Option may not be longer than five years.

In the event of changes in the outstanding common stock or in the capital structure of the Company due to any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as reorganization, Awards granted under the 2016 Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Award to the extent necessary to preserve the economic intent of such Award. Upon a corporate transaction, outstanding Awards granted under the 2016 Plan will be subject to the agreement of merger or reorganization. Such agreement shall provide for:

•	the continuation of outstanding Awards by us, if we are a surviving corporation;
•	the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
•	the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
•	full exercisability or vesting and accelerated expiration of the outstanding Awards; or
•	settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

Upon a Change in Control, Options and Stock Appreciation Rights will become immediately exercisable with respect to 100 percent of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period will expire immediately with respect to 100 percent of the shares of Restricted Stock or Restricted Stock Units. In addition, immediately upon a Change in Control, all outstanding Performance Compensation Awards will immediately lapse, and the Compensation Committee will determine the Awards to be paid to the Participant according to the extent to which Performance Goals have been met.

The 2016 Plan will terminate automatically on September 2, 2026, unless terminated earlier by the Board of Directors or extended by the Board of Directors with the approval of the stockholders. The Board of Directors may amend or terminate the 2016 Plan at any time and from time to time. An amendment of the 2016 Plan shall be subject to the approval of our stockholders only to the extent required by applicable laws, regulations or rules, or as otherwise determined at the time by the Board. However, no amendment or termination may materially impair any rights or obligations under any outstanding Award without the Participant’s consent.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of July 14, 2017, as to shares of our common stock beneficially owned by: (1) each of our Named Executive Officers listed in the Summary Compensation Table, (2) each of our current directors and (3) all of our directors and executive officers as a group. We currently do not know of any shareholder who beneficially owns 5% or more of our common stock.

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We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Share numbers have been adjusted for the 1-for-5 reverse stock split effective June 24, 2016.

Name and Address of Beneficial Owner (1)	Nature of Beneficial Ownership	Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
		Shares Owned	Shares – Includes all Rights to Acquire (2)	Total
Jim Schutz (4)	Chief Executive Officer and Director	12,642	128,481	141,123	3.2%
Robert Miller (5)	Secretary, Chief Financial Officer and Chief Operating Officer	25,803	141,338	167,141	3.8%
Bruce Thornton (6)	Executive Vice President of International Operations and Sales	4,205	64,343	68,548	1.6%
Robert Northey (7)	Executive Vice President of Research and Development	5,813	60,289	59,325	1.4%
Marc Umscheid (8)	Chief Strategy and Chief Marketing Officer	1,431	72,000	73,431	1.7%
Jerry McLaughlin (9)	Lead Independent Director	12,261	29,224	41,485	*
Sharon Barbari (10)	Director	9,958	16,192	26,150	*
Russell Harrison (11)	Director	10,905	17,893	28,798	*
Jay Birnbaum (12)	Director	9,161	33,370	42,531	*
All directors and executive officers as a group (9 persons)		92,179	563,130	648,532	13.3%

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Sonoma Pharmaceuticals, Inc. 1129 North McDowell Blvd. Petaluma, CA 94954.

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(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable upon vesting.

(3)	We had a total of 4,301,463 shares of common stock issued and outstanding on July 14, 2017.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 12,642 shares of common stock (excluding 1,604 unvested shares of common stock) and 128,481 shares of common stock issuable upon the exercise of options.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 25,803 shares of common stock (excluding 2,749 unvested shares of common stock), which includes 8,464 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Ms. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 141,338 shares of common stock issuable upon the exercise of options.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. Mr. Thornton beneficially owns 4,205 shares of common stock (excluding 3,212 unvested shares of common stock) and 64,343 shares of common stock issuable upon the exercise of options.

(7)	Mr. Northey is our Executive Vice President of Research and Development. He beneficially owns 5,813 shares of common stock (excluding 2,269 unvested shares of common stock) and 60,289 shares of common stock issuable upon the exercise of options.

(8)	Mr. Umscheid is our Chief Strategy and Chief Marketing Officer. He beneficially owns 1,431 shares of common stock (excluding 1,361 unvested shares of common stock) and 72,000 shares of common stock issuable upon the exercise of options.

(9)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 12,261 shares of common stock and 29,224 shares of common stock issuable upon the exercise of options.

(10)	Ms. Barbari is a member of our Board of Directors. She beneficially owns 9,958 shares of common stock held by The Barbari Family Trust – Sharon Ann Barbari and Edward Paul Barbari Trustees, and 16,192 shares of common stock issuable upon the exercise of options.

(11)	Mr. Harrison is a member of our Board of Directors. He beneficially owns 10,905 shares of common stock and 17,893 shares of common stock issuable upon the exercise of options.

(12)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 9,161 shares of common stock and 33,370 shares of common stock issuable upon the exercise of options.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2017.

Audit Matters

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at http://ir.sonomapharma.com/governance.cfm. All members of the Audit Committee meet the independence standards established by the NASDAQ Listing Rules. Ms. Barbari, the Chair of the Audit Committee, meets the SEC standard for “audit committee financial expert.”

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Sonoma’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2017 Annual Report with Sonoma’s management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Sonoma and its management.

The Audit Committee has discussed with Sonoma’s independent registered public accounting firm, with and without management present, their evaluations of Sonoma’s internal control over financial reporting and the overall quality of Sonoma’s financial reporting.

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In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Sonoma’s Annual Report on Form 10-K for the year ended March 31, 2017, for filing with the SEC. The Audit Committee has appointed Marcum LLP to serve as Sonoma’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Audit Committee

Sharon Barbari, Chair

Jay Birnbaum

Russell Harrison

Proposal No. 3 – Ratification of the Appointment of Marcum LLP

The Audit Committee has appointed Marcum LLP as our independent registered public Accounting Firm for the fiscal year ending March 31, 2018. We do not expect representatives from Marcum LLP to be present at the 2017 Annual Meeting. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Marcum LLP has audited our financial statements since April 2006. Aggregate fees for profession services provided to us by Marcum LLP for the years ended March 31, 2017 and 2016, were as follows:

	Years Ended March 31,
	2017	2016
Audit Fees	$294,396	$221,000
Audit-Related Fees	24,434	48,000
Tax Fees	--	--
All Other Fees	--	2,000
Total	$288,830	$271,000

Audit fees. The aggregate fees billed for the years ended March 31, 2017 and 2016, for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements and the review of our quarterly financial information filed on Form 10-Q.

Audit-related fees. For the years ended March 31, 2017 and 2016, audit-related fees included services provided by our principal independent registered public accounting firm in connection with consents related to filings of registration statements, comfort letters, and review of our filings with the SEC.

All other fees. For the year ended March 31, 2017, all other fees related to the cost to attend a conference hosted by Marcum LLP.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2017 were pre-approved.

During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

Required Vote

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

Forward-Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Annual Report on Form 10-K filed on June 28, 2017 and available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy and similar matters are forward looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

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General Information

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

There are no stockholder proposals for the 2017 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the 2018 Proxy and Annual Meeting, please refer to the information below.

How do I submit a Stockholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than March 29, 2018 – 120 calendar days before the anniversary of our 2017 Annual Proxy Statement mailing. This is to comply with Rule 14a-8 under the 1934 act.	The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the Annual Meeting of Stockholders to present the proposal.

What if the date of the 2018 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

    •    90 days prior to the Annual Meeting, or

    •    7 days following the first public announcement
    •   of the Annual Meeting date

Please send your proposal to our Secretary at:

Sonoma Pharmaceuticals, Inc.
Attn. Bob Miller
1129 North McDowell Blvd.
Petaluma, California 94954

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the stockholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the stockholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

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If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July or August of each year, by notifying us in writing at: Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the 2017 Annual Meeting. If any other business is properly brought before the 2017 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2017 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Robert Miller

Chief Financial Officer and Corporate Secretary

Petaluma, California

July 27, 2017

Our 2017 Annual Report on Form 10-K as filed with the SEC on June 28, 2017, including the financial statements, are available at www.proxyvote.com. We will provide copies of our Proxy Statement and our 2017 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2017 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of July 14, 2017, the stockholder was entitled to vote at the 2017 Annual Meeting.

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Thank you for being a shareowner of

Sonoma Pharmaceuticals, Inc.

Learn more at http://ir.sonomapharma.com/

Our 2017 Proxy Statement	Our 2017 Annual Report	Our Company Website	Our NASDAQ Listing

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Appendix A

Proxy Card

[See Enclosed]

A-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12910-P81466                          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.